Exhibit 99.2

[Translation]

VOTING INSTRUCTION FORM

To: UFJ Holdings Inc.

  Number of Voting Rights

I will exercise my voting right(s) with respect to the items of the agenda of the fourth annual general shareholders’ meeting of UFJ Holdings Inc. to be held on June 29, 2005 (including any continuous meeting and any adjourned meeting) and the class shareholders’ meeting of shareholders of ordinary shares of UFJ Holdings Inc. to be held on June 29, 2005 (including any continuous meeting and any adjourned meeting) by marking a circle around “Approval” or “Disapproval” in the relevant box on the right.

                    , 2005

Note:

If you fail to indicate a vote for or against any agenda item, you shall be deemed to vote for such agenda item.

    UFJ Holding Inc.

Fourth annual general shareholders’ meeting

Agenda Item Approval or Disapproval

Agenda Item No. 1

Approval Disapproval

Agenda Item No. 2

Approval Disapproval

Agenda Item No. 3

Approval Disapproval

Agenda Item No. 4 Approval

(excluding         ) Disapproval

Agenda Item No. 5 Approval

(excluding         ) Disapproval

Class shareholders’ meeting of shareholders of ordinary shares

Agenda Item Approval or Disapproval

Approval Disapproval

Seal impression

Number of Voting Rights:

Number of Shares Held as of the record date:

Request

1.      If you attend the shareholders’ meetings, please submit this voting instruction form to the reception desk of the meetings.

2.      If you do not attend the shareholders’ meetings, you may exercise your voting rights by either of the following methods:

(1)    Voting by mail

Please indicate your approval or disapproval of each agenda item on this voting instruction form, affix your seal to the form and then return it by mail so that we receive it by June 28, 2005.

(2)    Voting through the Internet

http://www.evote.jp/

Please access the above-mentioned website by personal computer.

Please use the code for exercising voting rights and tentative password as specified below according to the directions on the screen

3.      Please make sure to read the reverse side of this form.

Code for exercising voting rights:

Tentative password:

(Shareholder number)

UFJ Holdings Inc.